EXHIBIT 23(a)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, dated February 28, 2003) pertaining to Oglebay Norton Company’s Restricted Stock Award to John N. Lauer of our report dated February 14, 2003, with respect to the consolidated financial statements of Oglebay Norton Company and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

            /s/     ERNST & YOUNG LLP

Cleveland, Ohio

February 25th, 2003